SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-12

                             clickNsettle.com, Inc.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

            1) Title of each class of securities to which transaction applies:

            2)    Aggregate Number of securities to which transaction applies:

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            4)    Proposed maximum aggregate value of transaction:

            5)    Total fee paid:

|_|   Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)    Amount Previously Paid:

            2)    Form, Schedule or Registration Statement No.:

            3)    Filing Party:

            4)    Date Filed:

                             CLICKNSETTLE.COM, INC.
                       1010 Northern Boulevard, Suite 336
                           Great Neck, New York 11021
                                 (516) 829-4343

                                                                October 27, 2003

Dear Stockholders:

      On behalf of the Board of Directors and management of clickNsettle.com, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders to be held on Friday, December 12, 2003, at 11:30 a.m., at the Company's principal offices, located at 1010 Northern Boulevard, Suite 336, Great Neck, New York 11021.

      The matters to be acted upon at the meeting are fully described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In addition, certain of our directors and executive officers will be present to respond to any questions that you may have. Accompanying the attached Proxy Statement is a Proxy Card and our Annual Report. This report describes our financial and operational activities.

      Whether or not you plan to attend the annual meeting, please complete, sign, and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. If you attend the Annual Meeting, and I hope you will, you may vote your shares in person even if you have previously mailed in a proxy card.

      We look forward to greeting our stockholders at the meeting.

                                          Sincerely,


                                          Roy Israel
                                          Chief Executive Officer, President,
                                          and Chairman of the Board

                             CLICKNSETTLE.COM, INC.
                       1010 Northern Boulevard, Suite 336
                           Great Neck, New York 11021

                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 12, 2003

                                 --------------

TO THE STOCKHOLDERS OF
CLICKNSETTLE.COM, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of clickNsettle.com, Inc., a Delaware corporation (the "Company"), will be held in the main conference room at our principal offices, located at 1010 Northern Boulevard, Suite 336, Great Neck, New York 11021, on Friday, December 12, 2003, at 11:30 a.m., for the following purposes:

      1. To elect directors of the Company to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified;

      2. To ratify the appointment of Grant Thornton LLP as our independent accountants for the fiscal year ending June 30, 2004;

      3. To consider and take action on a proposal to approve an amendment to the Company's Certificate of Incorporation authorizing the Board of Directors, in its discretion, to increase the authorized common stock, par value $0.001 per share, of the Company from 15,000,000 shares up to 25,000,000 shares and to effect a 6-for-1 stock split of the outstanding shares of the Company's common stock;

      4. To consider and act upon a proposal to increase the number of shares of common stock authorized for issuance under the Company's Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan (the "1996 Stock Option Plan"); and

      5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on October 27, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Representation of at least a majority of all outstanding shares of our common stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at our offices at 1010 Northern Boulevard, Suite 336, Great Neck, New York 11021 for ten (10) days prior to December 12, 2003.

      Whether or not you plan to attend the Annual Meeting, please complete, date, and sign the enclosed proxy card and mail it promptly in the self-addressed envelope enclosed for your convenience. You may revoke your proxy at any time before it is voted.

                                             By Order of the Board of Directors,


                                             Roy Israel,
                                             Chairman of the Board
Great Neck, New York
October 27, 2003

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT; ACCORDINGLY, WE URGE YOU TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                             CLICKNSETTLE.COM, INC.
                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
PROXY STATEMENT ...........................................................................................    4

INFORMATION CONCERNING VOTE ...............................................................................    4
        General ...........................................................................................    4
        Voting Rights and Outstanding Shares ..............................................................    4
        Revocability of Proxies ...........................................................................    4
        Voting Procedures .................................................................................    4

ELECTION OF THE BOARD OF DIRECTORS ........................................................................    5
        Director Nominees .................................................................................    5
        Committees of the Board of Directors and Meeting Attendees ........................................    6
        Executive Officers ................................................................................    7

EXECUTIVE COMPENSATION AND OTHER INFORMATION ..............................................................    7
        Summary Compensation Table ........................................................................    7
        Directors' Compensation ...........................................................................    8
        Employment Contracts and Termination of Employment and Change In Control Arrangements .............    8

REPORT OF THE AUDIT COMMITTEE .............................................................................   10

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION ...................................................   11

APPOINTMENT OF INDEPENDENT ACCOUNTANTS ....................................................................   12

AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY AND
TO EFFECT A 6-FOR-1 STOCK SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK .................................   12

AMEND THE COMPANY'S AMENDED AND RESTATED 1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN TO INCREASE THE
NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THERE UNDER ......................................   14

OTHER MATTERS ARISING AT THE ANNUAL MEETING ...............................................................   14

PRINCIPAL STOCKHOLDERS ....................................................................................   15

INTERESTED PARTY TRANSACTIONS .............................................................................   17

STOCKHOLDER PROPOSALS .....................................................................................   17

COST OF SOLICITATION OF PROXIES ...........................................................................   17

SECTION 16(a) REPORTING DELINQUENCIES .....................................................................   17

ANNUAL REPORT ON FORM 10-KSB ..............................................................................   17

                             CLICKNSETTLE.COM, INC.
                       1010 Northern Boulevard, Suite 336
                           Great Neck, New York 11021

                                 --------------

                                 PROXY STATEMENT

                                 --------------

                       For Annual Meeting of Stockholders
                         to be Held on December 12, 2003

                                 --------------

Approximate Mailing Date of Proxy Statement and Form of Proxy: October 29, 2003.

                           INFORMATION CONCERNING VOTE

General

            This Proxy Statement and the enclosed form of proxy is furnished in connection with the solicitation of proxies by the Board of Directors of clickNsettle.com, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held on Friday, December 12, 2003 at 11:30 a.m., and at any and all adjournments thereof (the "Annual Meeting"), with respect to the matters referred to in the accompanying notice. The Annual Meeting will be held at our principal offices, located at 1010 Northern Boulevard, Suite 336, Great Neck, New York 11021.

Voting Rights and Outstanding Shares

            Only stockholders of record at the close of business on October 27, 2003 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on October 1, 2003, 1,450,259 shares of our common stock, par value $.001 per share, were issued, of which 1,408,176 shares were outstanding. Each share of common stock entitles the record holder thereof to one (1) vote on all matters properly brought before the Annual Meeting.

Revocability of Proxies

            A stockholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use by notice in writing to the Secretary of our company, at the above address, or by revocation in person at the Annual Meeting. Unless so revoked, the shares represented by duly executed proxies received by us prior to the Annual Meeting will be presented at the Annual Meeting and voted in accordance with the stockholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted FOR the election as directors of the nominees named below under the caption "ELECTION OF DIRECTORS," FOR the ratification of the independent accountants, FOR the amendment to the Company's Certificate of Incorporation authorizing the Board of Directors to increase the authorized common stock and to effect a 6-for-1 stock split of the outstanding shares of the Company's common stock and FOR the amendment to the Company's 1996 Stock Option Plan with respect to an increase in the number of common shares authorized for issuance there under. In their discretion, the proxies are authorized to consider and vote upon such matters incident to the conduct of the Annual Meeting and upon such other business matters or proposals as may properly come before the Annual Meeting that our Board of Directors does not know of in a reasonable time prior to this solicitation.

Voting Procedures

            All votes shall be tabulated by the inspector of elections appointed for the Annual Meeting, who shall separately tabulate affirmative and negative votes, abstentions, and broker non-votes. The presence of a quorum for the Annual Meeting, defined here as a majority of the votes entitled to be cast at the Annual Meeting, is required. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes are not counted for quorum purposes.

            Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for stockholder approval. Director nominees must receive a plurality of the votes cast at the Annual Meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the Annual Meeting. In order to approve proposals 2 and 4, a majority of the votes cast must be voted affirmatively for such proposal. In order to approve proposal 3, a majority of the outstanding shares entitled to vote must be cast affirmatively.

PROPOSAL 1: ELECTION OF THE BOARD OF DIRECTORS

            The Board of Directors has nominated seven (7) persons to be elected as Directors at the Annual Meeting and to hold office until the next annual meeting or until their successors have been duly elected and qualified. It is intended that each proxy received by us will be voted FOR the election, as directors of the Company, of the nominees listed below, unless authority is withheld by the stockholder executing such proxy. Shares may not be voted cumulatively. Each of such nominees has consented to being nominated and to serve as a director of the Company if elected. If any nominee should become unavailable for election or unable to serve, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. At the present time, the Board of Directors knows of no reason why any nominee might be unavailable for election or unable to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE DIRECTOR NOMINEES.

Director Nominees

            The following table sets forth certain information with respect to the nominees for directors:

                                          Company Positions                  Director of the
Name                                      and Offices Held                    Company Since
----------                    --------------------------------------         ---------------
Roy Israel                    Chief Executive Officer, President and          February 1994
                              Chairman of the Board of Directors

Kenneth G. Geraghty           Director, Audit Committee member                December 2002

Randy Gerstenblatt            Director                                        December 2001

Corey J. Gottlieb             Director, Audit Committee member                December 2001

Anthony J. Mercorella         Director, Compensation Committee member         February 1997

Robert M. Silverson, Jr.      Director, Audit Committee and Compensation      December 2001
                              Committee member

Willem F. Specht              Director of Information Technology and          December 2001
                              Director

            ROY ISRAEL, age 43, has been our Chairman of the Board of Directors, Chief Executive Officer, and President since February 1994. Immediately prior to holding such positions, Mr. Israel was President, Director, and founder of National Arbitration & Mediation, Inc. ("NA&M"), a wholly-owned subsidiary of the Company until merged with the Company in June 1999.

            KENNETH G. GERAGHTY, age 52, has been the Executive Vice President and Chief Financial Officer of Insurance Services Office, Inc. since February 2000. From March 1999 through January 2000, Mr. Geraghty was the Executive Vice President and Chief Administrative Officer of Dycom Industries, Inc., a company which provides engineering, construction and maintenance services to telecommunications providers. Prior to holding this position, Mr. Geraghty was the Senior Vice President, Strategic Finance of Massachusetts Mutual Life Insurance Company from December 1997 through March 1999. From October 1995 through May 1997, Mr. Geraghty was the Vice President, Change Management for American Express Company. Mr. Geraghty holds BS and MS degrees in Chemical Engineering and a MBA degree in Finance.

            RANDY GERSTENBLATT, age 44, is currently the Vice President/Director of ESPN/ABC Sports Customer Marketing and Sales. Prior to holding this position, Mr. Gerstenblatt was Vice President of ESPN Customer Marketing and Sales from January 2000 through October 2000. From November 1997 through January 2000, Mr. Gerstenblatt was the Director of Integrated Sales and Marketing at ESPN. From 1991 through November 1997, he was the Director of Group Station Sales at ABC National Television Sales.

            COREY J. GOTTLIEB, age 40, is the President/CEO of Targeted Media Partners LTD, a sales, marketing and consulting company for established and start-up ventures in the commercial advertising sector. From January 1998 through August 2001, Mr. Gottlieb was the Senior Vice President & National Sales Manager for Transportation Displays Incorporated (TDI). Prior to holding this position, Mr. Gottlieb was Senior Vice President & National Sales Manager for Paramount Pictures Domestic Television Group for seven years and the first Senior Vice President of Sales for the UPN television network. Mr. Gottlieb holds a BS degree in Finance and a minor in Computer Science.

            ANTHONY J. MERCORELLA, Esq., age 76, is a senior partner of the law firm of Wilson, Elser, Moskowitz, Edelman & Dicker and has been a partner with such firm since 1984, which he joined upon his retirement as a Justice of the Supreme Court of the State of New York. Judge Mercorella currently serves as an independent hearing officer for us.

            ROBERT M. SILVERSON, JR., Esq., age 61, is a principal in the law firm of Silverson, Pareres & Lombardi LLP and has been a principal with such firm since founding it in 1992. Judge Silverson previously served as a Judge of the Civil Court of the City of New York. Judge Silverson currently serves as an independent hearing officer for us.

            WILLEM F. SPECHT, age 43, has been our Director of Information Technology since May 1998 and previously held the position of Systems Analyst with us since April 1995.

Committees of the Board of Directors and Meeting Attendees

            The Board of Directors held five (5) meetings during fiscal year
2003.

            The Compensation Committee is authorized to review and make recommendations to our Board of Directors on all matters regarding the remuneration of our executive officers, including the administration of our compensation plans, other than our Stock Option Plan. The current members of this committee are Judge Mercorella and Judge Silverson. The Compensation Committee held one (1) meeting during fiscal year 2003.

            The Audit Committee is responsible for making recommendations to our Board of Directors as to the selection of our independent auditor, maintaining communication between our Board and the independent auditor, reviewing the annual audit report submitted by the independent auditor, and determining the nature and extent of issues, if any, presented by such audit warranting consideration by our Board. The current members of this committee are Corey Gottlieb, Judge Silverson and Kenneth Geraghty. The Audit Committee held five
(5) meetings during fiscal year 2003.

Executive Officers

            In addition to Mr. Israel, we have two other executive officers:

            ALAN LITTMAN, age 39, has been our Executive Vice President of Sales since September 2003. Immediately prior thereto, Mr. Littman was the Manager of Sports Marketing for Westwood One/CBS Radio Sports since June 1999. From May 1996 through May 1999, Mr. Littman was a Senior Account Executive at Dow Jones Financial Services. Mr. Littman is currently a member of the Board of Directors of the Boomer Esiason Foundation.

            PATRICIA GIULIANI-RHEAUME, age 45, has been our Vice President, Chief Financial Officer, and Treasurer since February 1997. Immediately prior to holding such positions, Ms. Giuliani-Rheaume was the Vice President and Corporate Controller of The Robert Plan Corporation, an insurance services company, since April 1991. Prior thereto, Ms. Giuliani-Rheaume was an audit senior manager with KPMG Peat Marwick LLP. Ms. Giuliani-Rheaume is a certified public accountant and a member of the AICPA and the New York State Society of CPAs.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

            The following summarizes the aggregate compensation paid during fiscal year 2003 to our Chief Executive Officer and any officer who earned more than $100,000 in salary and bonus (the "Named Persons"):

                                                         Annual                           Long Term
                                                      Compensation                      Compensation
                                                      ------------                      ------------

                                                                                          Securities
Name and                                                               Other Annual       Underlying           All Other
Principal Position         Year        Salary            Bonus         Compensation       Options(1)         Compensation
------------------         ----        ------            -----         ------------       ----------         ------------
Roy Israel,
President, Chief           2003        $302,288        $90,330           $22,196(2)         200,000(3)        $14,110(4)
Executive Officer
and Chairman of the        2002        $284,065             --           $24,066(2)         150,000           $14,110(4)
Board
                           2001        $268,108             --           $17,490(2)          28,334           $14,110(4)

Patricia Giuliani-
Rheaume, Vice              2003        $147,615             --                --             75,000(3)        $ 2,400(4)
President, Chief
Financial Officer          2002        $142,019             --                --             35,000           $ 2,400(4)
and Treasurer
                           2001        $137,019             --                --             10,000           $ 2,400(4)

Willem F. Specht,
Director of                2003        $106,250             --                --             75,000(3)             --
Information
Technology and             2002        $100,192             --                --             35,000                --
Director
                           2001        $ 95,515             --                --                 --                --

(1) Such option amounts have been restated to reflect the 1-for-3 reverse stock split of our common stock effectuated on August 20, 2001.

(2) Such amount represents tax gross ups for Mr. Israel for medical, life and disability payments.

(3) Such figure is also reflected in the table for Options Granted in Last Fiscal Year.

(4) Such amount represents premium payments on life insurance policies for the named executive officer.

                                                            Options Granted in Last Fiscal Year
                                                            -----------------------------------

                                                          Percent of Total
                                Number of Securities    Options Granted to       Exercise      Market Price
     Name and                        Underlying             Employees in         or  Base       on Date of
Principal Position                Options Granted            Fiscal Year           Price           Grant       Expiration Date
------------------              --------------------    ------------------       --------      -------------   ---------------
Roy Israel,
President, Chief
Executive Officer and
Chairman of the Board                  200,000                   55.2%                 (1)         $0.25                 (2)

Patricia Giuliani-
Rheaume, Vice
President, Chief
Financial Officer
and Treasurer                           75,000                   20.7%              $0.25          $0.25            3/14/13

Willem F. Specht,
Director of Information
Technology and Director                 75,000                   20.7%              $0.25          $0.25            3/14/13

(1) 100,000 options are exercisable at a price of $0.275 per share and 100,000 options at a price of $0.25 per share.

(2) The expiration date for the 100,000 options priced at $0.275 is 3/14/08 and the expiration date for the 100,000 options priced at $0.25 is 3/14/13.

Directors' Compensation

            Non-employee directors receive a fee of $250 for each meeting of the Board attended, a fee of $150 for each meeting of any committee of the Board attended and reimbursement of their actual expenses. In addition, pursuant to our Amended and Restated Incentive and Nonqualified 1996 Stock Option Plan, each non-employee director will be granted options to purchase 2,500 shares of our common stock per annum at an exercise price equal to the closing bid price of our common stock as reported by the Over the Counter Bulletin Board on the date of grant, which shall be the last trading date in June of each year. Under Proposal No. 3 described below, if approved and if the Board of Directors decides to effect the 6-for-1 stock split, the options granted annually to each non-employee director will be proportionately increased from options to purchase 2,500 shares to options to purchase 15,000 shares of common stock.

Employment Contracts and Termination of Employment and Change In Control Arrangements

            Roy Israel. In March 2002, we entered into a new employment agreement with Mr. Israel effective as of July 1, 2002. Pursuant to this new agreement, he currently receives an annual base salary of $319,166, an annual base salary increase equal to the greater of 6% or an amount which reflects the increase in the Urban Consumer Price Index, and an annual bonus based on the achievement of specified criteria with respect to revenues, cash flow and/or pretax income (loss). For the fiscal year ended June 30, 2003, Mr. Israel's bonus, as calculated in accordance with his contract, was $90,330. In addition, the agreement provides, among other things, that we shall pay up to an aggregate of $15,000 per policy year for a key man life insurance policy in favor of us for $1,000,000 and life insurance in favor of the estate of Mr. Israel, a disability policy for coverage of 60% of his base salary, and an allowance for leasing an automobile (up to a monthly lease payment of $1,000.) If this agreement is terminated other than for cause or as a result of a change in duties, Mr. Israel will be entitled to the greater of (i) his then current base salary and severance bonus for the remainder of the employment term or (ii) three times his then current base salary and severance bonus, to be paid over a one-year period. The severance bonus is 115% of the bonus paid for the full fiscal year immediately prior to termination. In addition, all unvested options shall immediately vest. If this agreement is terminated due to a change in control, Mr. Israel will be entitled to the same severance package as previously described but to be paid in one lump sum. Mr. Israel's employment agreement with us expires June 30, 2007 and automatically renews for one-year terms unless terminated at least 90 days prior to the end of an employment term by either party. If we give notice of non-renewal of the agreement or we do not enter into a new employment agreement with Mr. Israel, he is entitled to receive one year of his base salary plus the severance bonus amount which shall be paid to Mr. Israel during the one-year period following the end of the employment term. The agreement also contains a one-year non-competition clause if the agreement is terminated or upon expiration. In the event of a breach of the agreement by us, the non-competition clause is null and void.

            Alan Littman. In August 2003, we entered into an employment agreement with Mr.Littman effective as of September 8, 2003. The agreement provides for an annual base salary of $175,000, an annual bonus based on the achievement of specified criteria with respect to the Company's revenues and a one-time grant of options to purchase 40,000 shares of common stock with an exercise price equal to the closing bid price on the first day of employment. The options vest over two years. In addition, the agreement provides, among other things, that Mr Littman shall be entitled to participate in the Company's benefits programs and shall be entitled to a $1,000 a month allowance for leasing an automobile. The agreement also contains a one-year non-competition clause if the agreement is terminated for any reason or upon expiration. If this agreement is terminated other than for cause on or before September 7, 2004, Mr. Littman will be entitled to the greater of (i) his base salary through September 7, 2004 or (ii) four weeks of his base salary. If this agreement is terminated other than for cause after September 7, 2004, Mr. Littman will be entitled to four weeks of his base salary.

            Patricia Giuliani-Rheaume. Ms. Giuliani-Rheaume's employment agreement with us currently expires December 31, 2003. It automatically renews for one-year terms unless terminated at least 45 days prior to the end of an employment term by either party. Pursuant to this agreement, she currently receives an annual base salary of $150,000, is eligible for an annual bonus at the discretion of the Company's Chief Executive Officer, subject to the approval of the Compensation Committee of the Board of Directors, and received a one-time grant of options to purchase 13,333 shares of our common stock (as restated to reflect the 1-for-3 reverse stock split of our common shares effectuated on August 20, 2001) in 1997. In addition, the agreement provides, among other things, that we shall pay for a life insurance policy of $250,000, full family health insurance, and a $400 a month allowance for leasing an automobile. The agreement also contains a one-year non-competition clause if the agreement is terminated for any reason or upon expiration. If the agreement is terminated without cause, Ms. Giuliani-Rheaume shall receive a payment of severance of an amount equal to six months of the base salary in effect at such time.

            Willem Specht. Mr. Specht's agreement contains a one-year non-competition clause if his employment is terminated for any reason. His salary and bonus are set at the discretion of the Chief Executive Officer, subject to the approval of the Compensation Committee of the Board of Directors. Mr. Specht's employment is terminable at will.

                          REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

      In May 2000, a written charter of the Audit Committee of the Board of Directors was approved by the full Board. In September 2002, the Board approved certain amendments to the charter.

      As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

      a. the Committee is charged with monitoring the preparation of quarterly and annual financial reports by our management, including discussions with our management and the outside auditors about draft annual financial statements and key accounting and reporting matters;

      b. the Committee is responsible for matters concerning the relationship between us and the outside auditors, including their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to us; and determining whether the outside auditors are independent (based in part on the annual letter provided to us pursuant to Independence Standards Board Standard No. 1); and

      c. the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

      The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met five times during fiscal year 2003. During fiscal year 2004, the Committee will continue to meet quarterly with the outside auditors to review the quarterly results. The Committee will meet with the outside auditors to review and approve the planning of the annual audit and will also meet at the conclusion of the annual audit to review the results thereof.

      In overseeing the preparation of our financial statements, the Committee met with both management and the outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      With respect to the outside auditors, the Committee, among other things, discussed with Grant Thornton LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1(Independence Discussions with Audit Committees).

      On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 for filing with the Securities and Exchange Commission.

                   The Audit Committee
                   -------------------

                   Corey J. Gottlieb, Chairman
                   Kenneth G. Geraghty
                   Honorable Robert M. Silverson, Jr.

September 2003

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

      It is the duty of the Compensation Committee to develop, administer and review our compensation plans, programs, and policies; to monitor the performance and compensation of executive officers; and to make appropriate recommendations and reports to the Board of Directors relating to executive compensation.

      Our compensation program is intended to motivate, retain and attract management, thus linking incentives to financial performance and creating enhanced stockholder value. The program's fundamental philosophy is to tie the amount of compensation "at risk" for an executive to his or her contribution to our success in achieving superior performance objectives.

      It is currently anticipated that the compensation program will consist of two components: (1) a base salary as set forth in each executive's employment agreement, and (2) the potential for an annual cash and/or stock option bonus equal to a percentage of the executive's base salary, depending upon the satisfaction of certain general performance criteria established by the Compensation Committee for each position and evaluated at the end of each fiscal year. The criteria may relate to overall Company performance, the individual executive's performance, or a combination of the two, depending upon the particular position at issue. The second component constitutes the "at risk" portion of the compensation program.

                           The Compensation Committee
                           --------------------------

                           Honorable Anthony J. Mercorella, Chairman
                           Honorable Robert M. Silverson, Jr.

September 2003

PROPOSAL 2: APPOINTMENT OF INDEPENDENT ACCOUNTANTS

            It is proposed that the stockholders ratify the appointment of Grant Thornton LLP ("Grant Thornton") as our independent accountants for fiscal year 2004. Grant Thornton has served as our independent accountants since March 4, 1997.

            Representatives of Grant Thornton, who audited our fiscal year 2003 financial statements, are expected to be present at the Annual Meeting with the opportunity to make a statement, if they so desire, and they are expected to be available to respond to appropriate questions. Approval by the stockholders of the appointment of independent accountants is not required, but the Board deems it desirable to submit the matter to the stockholders for ratification. If the majority of stockholders voting at the Annual Meeting should not approve the selection of Grant Thornton, the selection of independent accountants will be reconsidered by the Board of Directors.

            The following table sets forth the fees billed by our independent auditors, Grant Thornton, for the fiscal year ended June 30, 2003:

Audit fees and quarterly reviews                                         $59,200
Financial information systems design and implementation fees                  --
All other fees:
         Tax return preparation              $19,000
         Audit related services                  800
         Non-audit related services               --                      19,800
                                             -------                     -------
                                                          Total Fees     $79,000

      The Audit Committee considered and determined that the services performed for "financial information systems design and implementation fees" and "all other fees" are compatible with maintaining the independence of the independent auditors.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
            RATIFICATION OF THE INDEPENDENT ACCOUNTANTS.

PROPOSAL 3: APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
            INCREASE THE AUTHORIZED COMMON STOCK FROM 15,000,000 SHARES TO 25,000,000 SHARES AND TO EFFECT A 6-FOR-1 STOCK SPLIT OF OUTSTANDING SHARES OF COMMON STOCK

      The Board of Directors is seeking stockholder approval of an amendment to the Company's Certificate of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 15,000,000 shares up to 25,000,000 shares and to effect a 6-for-1 forward stock split of its common stock (the "Certificate of Amendment"). The full text of the Certificate of Amendment is set forth in Exhibit A to this Proxy Statement. If this proposal is approved by the stockholders, the Board of Directors will have the authority, in its sole discretion and without further action on the part of the stockholders, to increase the authorized shares of common stock and to effect the approved stock split at any time prior to the next Annual Meeting of Stockholders. The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action or approval by the stockholders, to decide not to proceed with the increase in the shares of authorized common stock and the stock split if it determines, in its sole discretion, that such actions are not in the best interests of the Company and its stockholders.

      We are making this proposal as we would like to increase the number of shares of our common stock that are in the public float. As such, we believe we can increase liquidity in our common stock by expanding our potential investor base and by making our common stock potentially more attractive to a diverse group of investors. Other than what is contemplated by the proposals in this Proxy Statement, the Company has no immediate definitive plans, undertakings, agreements or commitments to issue additional shares of its common stock for any purpose. We believe that the availability of additional authorized, but unissued shares, of our common stock could be used for various corporate activities. For example, the shares could be utilized in connection with financing and acquisition transactions, business ventures, management incentives and employee benefits plans and other corporate purposes.

Effectiveness of the Stock Split

            If this proposal is approved by stockholders, the increase in the authorized shares of common stock and the stock split would become effective at such time as we file the amendment to our Certificate of Incorporation with the Secretary of State of Delaware. Even if this proposal is approved by stockholders, our Board of Directors has discretion not to carry out the increase in the authorized shares of common stock and the stock split if it determines that these actions will not be beneficial.

Certificates

            After the effective date, if a stock split is effected by the Company, we will send all stockholders of record an additional stock certificate representing the additional shares to be issued as a result of the stock split.

Effects of the Stock Split

            The principal effect of the stock split will be to increase the number of shares of common stock outstanding from approximately 1,408,176 shares to approximately 8,449,056 shares. In addition, the Board will take appropriate action to adjust proportionately the number of shares of common stock issuable upon exercise of outstanding options and warrants, and to adjust the related exercise prices, to reflect the stock split. As a result, the number of shares of common stock issuable upon the exercise of outstanding stock options and warrants as of October 1, 2003 will be increased from approximately 1,004,940 shares to approximately 6,029,640 shares.

            The increase in the number of outstanding shares is expected to decrease the bid price of our common stock, although there can be no assurance that the price will decrease in proportion to the stock split ratio. The trading price of our common stock depends on many factors, including many of which that are beyond our control.

            The shares of new common stock will be fully paid and non-assessable. The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Each stockholder's percentage ownership of the new common stock will not be altered.

            Because our authorized common stock will be increased, the overall effect will be an increase in the authorized, issued and unissued shares of common stock as a result of the stock split. The unissued shares may be issued by our Board of Directors in its discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

            While the Board of Directors believes it advisable to authorize and approve the stock split for the reasons set forth above, the Board is aware that the increase in the number of authorized but unissued shares of common stock may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders seeking to control us. The stock split is not being recommended by the Board as part of an anti-takeover strategy.

Certain Federal Income Tax Consequences

            The following description of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated there under, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (for example, nonresident aliens, broker-dealers or insurance companies) or any aspects of state, local or foreign tax laws. Stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the stock split.

            We have been advised that because the stock split is not part of a plan to increase periodically a stockholder's proportionate interest in the assets or earning and profits of the Company, the stock split should not result in the recognition by stockholders of any gain or loss for federal income tax purposes. The holding period for each share of new common stock received by a stockholder will include the stockholder's holding period for its shares of old common stock with respect to which the shares of new common stock are issued, provided that the shares of old common stock were held as capital assets. The adjusted tax basis of each share of new common stock received by a stockholder will be the same as the adjusted tax basis of the shares of old common stock with respect to which the share of new common stock is issued.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO INCREASE THE AUTHORIZED COMMON STOCK AND TO EFFECT THE STOCK SPLIT.

PROPOSAL 4: TO AMEND THE COMPANY'S AMENDED AND RESTATED 1996 INCENTIVE AND
            NONQUALIFIED STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANT

            Our Board of Directors, on September 23, 2003, approved, subject to stockholder approval, an amendment to our 1996 Stock Option Plan to increase the number of shares of common stock authorized for issuance there under from 1,000,000 to 1,250,000. Under Proposal No. 3 described above, if approved and if the Board of Directors decides to effect the 6-for-1 stock split, the options in the 1996 Stock Option Plan would proportionately increase from 1,000,000 to 6,000,000. Further, if this Proposal No. 4 were to be approved, the options in the 1996 Stock Option Plan would increase from 6,000,000 to 7,500,000. The proposed amendment is set forth in Exhibit B to this Proxy Statement.

            The purpose of the 1996 Stock Option Plan is to encourage and enable key employees, including our officers and directors, consultants and advisors to us, and other persons or entities providing services to us to acquire a proprietary interest in us through the ownership of our common stock. We believe that providing the potential for equity ownership to our employees is positive for employee morale and will thereby benefit our stockholders.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"AMENDING THE 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE.

                   OTHER MATTERS ARISING AT THE ANNUAL MEETING

            The matters referred to in the Notice of Annual Meeting and described in this Proxy Statement are, to the knowledge of the Board of Directors, the only matters that will be presented for consideration at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment pursuant to the discretionary authority granted to them in the proxy.

                             PRINCIPAL STOCKHOLDERS

Security Ownership of Management

            The following table sets forth, as of October 1, 2003, certain information with respect to the beneficial ownership of each class of our voting equity securities by each director and director nominee, beneficial owners of 5% or more of our common stock, the Named Persons and all our directors and executive officers as a group:(1)

                                                       Amount and Nature of
          Name of Beneficial Owner(2)                  Beneficial Ownership(3)              Percent of Total
-----------------------------------------------        -----------------------              ----------------
Roy Israel(4)                                                   623,546                         38.3%
President, Chief Executive Officer and
Chairman of the Board

Anthony J. Mercorella(5)                                          6,333                            *
Director

Robert M. Silverson, Jr.(6)                                       4,333                            *
Director

Willem F. Specht(7)                                              38,500                          2.7%
Director of Information Technology and
Director

Corey J. Gottlieb(8)                                              6,666                            *
Director

Randy Gerstenblatt(9)                                             3,399                            *
Director

Kenneth G. Geraghty(10)(13)                                     282,911                         19.2%
Director

Patricia A. Giuliani-Rheaume(11)                                 55,300                          3.8%
Vice President, Chief Financial Officer and
Treasurer

ISO Investment Holdings, Inc.(12)                               280,411                         19.1%

M. D.  Sabbah(13)                                                97,500                          6.9%

All Officers, Directors and Director                          1,020,988                         56.6%
Nominees as a Group
(9 persons)(4)(5)(6)(7)(8)(9)(10)(11)

----------
      *Less than one percent (1%).

(1) Applicable percentage of ownership is based on 1,408,176 shares of our common stock, which were outstanding on October 1, 2003, plus, for each person or group, any securities that person or group has the right to acquire within sixty (60) days pursuant to options and warrants.

(2) The address for each individual is c/o clickNsettle.com, Inc., 1010 Northern Boulevard, Suite 336, Great Neck, New York 11021.

(3) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power. The percentage of class is calculated in accordance with Rule 13d-3.

(4) Includes options to purchase 203,333 shares of our common stock that are vested and are exercisable or will vest and become exercisable within 60 days from the date hereof. Also includes 20,634 shares owned by Mr. Israel's wife, Carla Israel, the Secretary of our company, and options to purchase 18,500 shares of our common stock that are vested and are exercisable. Mr. Israel disclaims beneficial ownership as to such securities.

(5) Includes options to purchase 6,000 shares of our common stock, which are vested and exercisable.

(6) Includes options to purchase 4,333 shares of our common stock, which are vested and exercisable.

(7) Includes options to purchase 38,500 shares of our common stock, which are vested and exercisable or will vest and become exercisable within 60 days from the date hereof.

(8) Includes options to purchase 3,333 shares of our common stock, which are vested and exercisable.

(9) Includes options to purchase 3,333 shares of our common stock, which are vested and exercisable.

(10) Includes warrants to purchase 60,000 shares of our common stock and options to purchase 2,500 shares of our common stock, both of which are vested and exercisable. The common shares and warrants are owned by ISO Investment Holdings, Inc. Mr. Geraghty disclaims beneficial ownership of these securities.

(11) Includes options to purchase 55,300 shares of our common stock, which are vested and exercisable or will vest and become exercisable within 60 days from the date hereof.

(12) Includes warrants to purchase 60,000 shares of our common stock, which are vested and exercisable.

(13) This information was taken from an Amendment to Form 13D filed by M. D. Sabbah on June 2, 2000. We are not aware of any subsequent filings with the SEC after this date.

                          INTERESTED PARTY TRANSACTIONS

            Since our inception, there have not been any material transactions between us and any of our officers and directors, except as set forth herein and no additional transactions are currently contemplated. Judge Mercorella and Judge Silverson currently serve as independent hearing officers for us through their respective law firms. Carla Israel, our Sales Supervisor and Secretary of the Company, is the wife of Roy Israel, our president and chief executive officer.

            On March 14, 2003, we extended our March 1998 purchase plan (the "Purchase Plan"), pursuant to which the number of shares of our common stock eligible for purchase under the Purchase Plan remained at an aggregate of 266,667 shares. The Purchase Plan shall expire on the earlier of all of the shares being purchased or March 14, 2004, provided, however, that the Purchase Plan may be discontinued at any time by us. As of October 1, 2003, we have purchased 42,083 shares under the Purchase Plan for an aggregate cost of $83,918.

                              STOCKHOLDER PROPOSALS

            A stockholder who wishes to present a proposal for action at our 2004 Annual Meeting of Stockholders must submit such proposal to us, and such proposal must be received by us, no earlier than July 20, 2004 and no later than September 20, 2004.

                         COST OF SOLICITATION OF PROXIES

            The solicitation of proxies pursuant to this Proxy Statement is made by and on behalf of our Board of Directors. The cost of such solicitation will be paid by us. Such cost includes the preparation, printing, and mailing of the Notice of Annual Meeting, Proxy Statement, Annual Report, and form of proxy. The solicitation will be conducted principally by mail, although our directors, officers, and employees (at no additional compensation) may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such fiduciaries, and we may reimburse such persons for their reasonable expenses in so doing.

                      SECTION 16(a) REPORTING DELINQUENCIES

            Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities, to file with the U.S. Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of our common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that, during fiscal year 2003, all filing requirements applicable to our executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

                          ANNUAL REPORT ON FORM 10-KSB

            We are providing the Form 10-KSB as part of our Annual Report to each person whose proxy is solicited. We do not undertake to furnish without charge copies of all exhibits to our Form 10-KSB, but will furnish any exhibit upon the payment of Twenty Cents ($0.20) per page or a minimum charge of Five Dollars ($5.00). Such written requests should be directed to Patricia Giuliani-Rheaume, Chief Financial Officer, clickNsettle.com, Inc., 1010 Northern Boulevard, Suite 336, Great Neck, New York 11021. Each such request must set forth a good faith representation that, as of October 27, 2003, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting. We incorporate herein the Annual Report by reference.

                             By Order of the Board of Directors,


                             Roy Israel
                             Chairman

Great Neck, New York
October 27, 2003